Exhibit 1

Substantial Security Holder Notice

Tick the appropriate box(es)

☒	Notice that a person has become a substantial security holder (section 20 (3))	☐	Notice that a person has ceased to be a substantial security holder (section 21 (3))

☐	Notice of change in the number of voting securities in which a substantial security holder has a relevant interest	☐	Notice of change in the nature of relevant interest held by a substantial security holder
(section 21 (1))	(section 22)

Westpac (NZ) Investments Limited
Name of public issuer

Westpac Banking Corporation
Name of substantial security holder

60 Martin Place, Sydney, NSW 2000, Australia
Address of substantial security holder

Emma Lawler, Head of Group Secretariat	(61) (2) 9216 0390
Contact name for queries	Telephone Number

60,567,131	60,567,131	100%
Total number of voting securities of the public issuer in which a relevant interest is held	Total number of voting securities issued by public issuer	Total percentage

Ordinary and NZ Class Shares	1
Class of voting securities	Number of votes attached to each voting security in that class

BENEFICIAL RELEVANT INTERESTS	NON-BENEFICIAL RELEVANT INTERESTS

52,567,132	7,999,999
Number of voting securities of the class in which a beneficial relevant interest is held	Number of voting securities of the class in which a non-beneficial relevant interest is held

86.79%	13.21%
Percentage held at date of THIS notice	Percentage held at date of THIS notice

0%	13.21%
Percentage held at date of LAST notice (if any)	Percentage held at date of LAST notice (if any)

DETAILS OF EACH RELEVANT INTEREST	DETAILS OF EACH RELEVANT INTEREST

Westpac Banking Corporation	Westpac Holdings – NZ - Limited
Name(s) of registered holder(s)	Name(s) of registered holder(s)

8 July 2005	Section 5(1)(c), 5(1)(e), 5(2), 5(3)	6 September 1999
Date(s) of transaction(s)	Provision(s) of section 5	Date(s) of transaction(s)

52,567,132	52, 567,131 Westpac ordinary shares with a current market value of approximately $1.12 billion	7,999,999	N/A
Number of voting securities	Consideration (expressed in NZ$)	Number of voting securities	Consideration (expressed in NZ$)

Acquisition of all NZ Class Shares in exchange for ordinary shares in Westpac Banking Corporation (on a 1:1 ratio) upon the occurrence of an exchange event under the Exchange Deed dated 3 September 1999 entered into by Westpac Banking Corporation.  The number of ordinary shares held in the public issuer is unchanged.  The acquisition relates to NZ Class shares only.

Description of nature of transaction(s), including the name(s) of any other party to the transaction(s) (if known)
Relevant documentation -	forms part of this notice.....................................................	☐

is not required to be filed...................................................	☒

has already been filed with the notice dated......................	☐

1	N/A
Number of pages that accompany this notice (if any)	Date of last notice (if any)	Name(s) of any other person(s) who is (are) believed to have given, or to be intended to give, a substantial security holder notice in relation to the securities to which this notice relates

I declare that to the best of my knowledge and belief the information contained in this notice is correct and that I am duly authorised to give this notice
Emma Lawler	8 July 2005
Signature (unless filed by electronic means other than facsimile)	Full name	Date

ANNEXURE 1:

BENEFICIAL RELEVANT INTERESTS IN DIFFERENT CLASSES OF VOTING SECURITIES

Ordinary Shares	1
Class of voting securities	Number of votes attached to each voting security in that class

BENEFICIAL RELEVANT INTERESTS	NON-BENEFICIAL RELEVANT INTERESTS

1	7,999,999
Number of voting securities of the class in which a beneficial relevant interest is held	Number of voting securities of the class in which a non-beneficial relevant interest is held

0%	100%
Percentage held at date of THIS notice	Percentage held at date of THIS notice

0%	100%
Percentage held at date of LAST notice (if any)	Percentage held at date of LAST notice (if any)

NZ Class Shares	1
Class of voting securities	Number of votes attached to each voting security in that class

BENEFICIAL RELEVANT INTERESTS	NON-BENEFICIAL RELEVANT INTERESTS

52,567,131
Number of voting securities of the class in which a beneficial relevant interest is held	Number of voting securities of the class in which a non-beneficial relevant interest is held

100%	%
Percentage held at date of THIS notice	Percentage held at date of THIS notice

0%	%
Percentage held at date of LAST notice (if any)	Percentage held at date of LAST notice (if any)